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                                                                   Exhibit 6(ii)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Public Accountants" in the Statement of Additional Information and to the use of our reports dated February 14, 2007 and February 10, 2006, on the separate financial statements of CMG Mortgage Insurance Company and CMG Mortgage Assurance Company for the years ended December 31, 2006 and 2005, respectively, in the Registration Statement (Form S-6) and related Prospectus of CUNA Mutual Variable Life Insurance Account of CUNA Mutual Insurance Society.


/s/ Ernst & Young LLP

Los Angeles, California
December 31, 2007